Exhibit 99.1

Eversource Energy Reports Second Quarter 2026 Results

HARTFORD, Conn. and BOSTON, Mass. (July 30, 2026) – Eversource Energy (“Eversource” or the “Company”) (NYSE: ES) today reported GAAP earnings of $53.7 million, or $0.14 per share, for the second quarter of 2026, compared with GAAP and non-GAAP earnings of $352.7 million, or $0.96 per share, for the second quarter of 2025. Non-GAAP recurring earnings totaled $329.1 million1, or $0.87 per share1, in the second quarter of 2026.

For the first half of 2026, Eversource reported GAAP earnings of $660.5 million, or $1.75 per share, compared with GAAP and non-GAAP earnings of $903.5 million, or $2.45 per share, for the first half of 2025. Non-GAAP recurring earnings totaled $979.8 million1, or $2.60 per share1, in the first half of 2026.

GAAP results for the second quarter and first half of 2026 include a non-cash, after-tax charge of $111.4 million, or $0.30 per share, related to the sale of Aquarion Water Company on June 30, 2026 and an after-tax charge of $164.0 million, or $0.43 per share, related to an increase in Eversource's offshore wind contingent liability for expected future payments to Global Infrastructure Partners as part of the September 30, 2024 sale of the South Fork Wind and Revolution Wind projects. GAAP results for the first half of 2026 include an after-tax charge of $43.9 million, or $0.12 per share, related to estimated refunds associated with the Federal Energy Regulatory Commission (FERC) decision of March 19, 2026, that reduced the return on equity (ROE) rate for New England transmission owners from 10.57% to 9.57%.

“During the second quarter, we completed our strategic divestiture of Aquarion Water, further strengthening our balance sheet and positioning Eversource for continued success as a pure-play regulated electric and natural gas delivery company. This focused strategy has already created new opportunities, including our preliminary selection by ISO-NE to develop critical transmission infrastructure that will bring power from northern Maine to southern New England. We are very pleased that the incumbent utilities have been selected for this important project.” said Joe Nolan, Chairman, President and CEO. “As we enter the second half of the year, our priorities remain clear: operating safely and efficiently, delivering reliable service to our customers, executing on our strategic investments and maintaining the financial strength that supports long-term value creation,” said Nolan.

The Company reaffirms its revised earnings guidance for 2026 non-GAAP recurring earnings of between $4.57 per share1 and $4.72 per share1, which includes the impact of the prospective reduction to the transmission ROE rate resulting from the March 2026 FERC order and the absence of Aquarion earnings in the second half of the year. It also reaffirms its cumulative long-term earnings per share growth rate within the range of 5 to 7 percent through 2030, using the adjusted 2026 non-GAAP earnings guidance midpoint of $4.65 per share1 as the base year. Eversource expects annual earnings growth towards the upper half of its long-term guidance by 2028.

Electric Transmission

Eversource Energy’s transmission segment, excluding the FERC ROE refund charge noted above, earned $183.7 million in the second quarter of 2026 and $408.0 million1 in the first half of 2026, compared with earnings of $208.0 million in the second quarter of 2025 and $407.5 million in the first half of 2025. Transmission segment results in both periods reflect the impact from the reduction to the allowed ROE mentioned above, as well as higher interest expense, partially offset by continued investment in Eversource’s electric transmission system.

Electric Distribution

Eversource Energy’s electric distribution segment earned $170.4 million in the second quarter of 2026 and $373.1 million in the first half of 2026, compared with earnings of $161.5 million in the second quarter of 2025 and $350.0 million in the first half of 2025. Improved results in both periods were due primarily to higher revenues from base distribution rate increases at Eversource’s Massachusetts and New Hampshire electric businesses, and continued investments in the Company’s distribution system. The higher revenues were partially offset by higher interest expense, depreciation, and property taxes.

Natural Gas Distribution

Eversource Energy’s natural gas distribution segment earned $29.7 million in the second quarter of 2026 and $325.1 million in the first half of 2026, compared with earnings of $35.3 million in the second quarter of 2025 and $253.7 million in the first half of 2025. Improved results in the first half were due primarily to base distribution rate increases at all of Eversource’s gas businesses, effective November 1, 2025, to recover continued investment in the Company’s natural gas infrastructure, partially offset by higher Operations and Maintenance (O&M), depreciation, property and income taxes, and interest expense. Lower results in the quarter were due primarily to the absence of a benefit in 2025 from previously expensed costs allowed for recovery.

Water Distribution

Eversource Energy’s water distribution segment, excluding the charge related to the sale of Aquarion noted above, earned $11.6 million1 in the second quarter of 2026 and $17.9 million1 in the first half of 2026, compared with earnings of $14.4 million in the second quarter of 2025 and $17.9 million in the first half of 2025. Lower results in the second quarter were due primarily to higher O&M and depreciation expense, partially offset by higher revenues.

Eversource Parent and Other Companies

Eversource Energy parent and other companies, excluding the increase in the offshore wind contingent liability noted above, had a loss of $66.3 million1 in the second quarter of 2026 and $144.3 million1 in the first half of 2026, compared with a loss of $66.5 million in the second quarter of 2025 and $125.6 million in the first half of 2025. Results in both periods were driven by higher interest expense and a higher effective tax rate.

Eversource Energy Consolidated Earnings

The following table reconciles consolidated GAAP earnings per share for the second quarter and the first half of 2026 and 2025:

		Second Quarter	First Half
2025	Reported GAAP EPS	$0.96	$2.45
	Electric transmission segment earnings, excluding FERC ROE Refund Charge	(0.07)	(0.03)
	Electric distribution segment earnings	0.01	0.04
	Natural gas distribution segment earnings	(0.02)	0.18
	Water distribution segment earnings, excluding Sale of Aquarion Charge	(0.01)	—
	Parent and other companies, excluding Offshore Wind Charge	—	(0.04)
	Offshore Wind Charge	(0.43)	(0.43)
	Sale of Aquarion Charge	(0.30)	(0.30)
	FERC ROE Refund Charge	—	(0.12)
2026	Reported GAAP EPS	$0.14	$1.75

Financial results for the second quarter and the first half of 2026 and 2025 for Eversource Energy’s business segments and parent and other companies are noted below:

Three months ended:
(in millions, except EPS)	June 30, 2026	June 30, 2025	Increase/ (Decrease)	2026 EPS [1]	2025 EPS	Increase/ (Decrease)
Electric Transmission	$183.7	$208.0	$(24.3)	$0.49	$0.56	$(0.07)
Electric Distribution	170.4	161.5	8.9	0.45	0.44	0.01
Natural Gas Distribution	29.7	35.3	(5.6)	0.08	0.10	(0.02)
Water Distribution [1]	11.6	14.4	(2.8)	0.03	0.04	(0.01)
Parent and Other Companies [1]	(66.3)	(66.5)	0.2	(0.18)	(0.18)	—
Offshore Wind Charge	(164.0)	—	(164.0)	(0.43)	—	(0.43)
Sale of Aquarion Charge	(111.4)	—	(111.4)	(0.30)	—	(0.30)
Reported Earnings	$53.7	$352.7	$(299.0)	$0.14	$0.96	$(0.82)

Six months ended:
(in millions, except EPS)	June 30, 2026	June 30, 2025	Increase/ (Decrease)	2026 EPS [1]	2025 EPS	Increase/ (Decrease)
Electric Transmission [1]	$408.0	$407.5	$0.5	$1.08	$1.11	$(0.03)
Electric Distribution	373.1	350.0	23.1	0.99	0.95	0.04
Natural Gas Distribution	325.1	253.7	71.4	0.86	0.68	0.18
Water Distribution [1]	17.9	17.9	—	0.05	0.05	—
Parent and Other Companies [1]	(144.3)	(125.6)	(18.7)	(0.38)	(0.34)	(0.04)
Offshore Wind Charge	(164.0)	—	(164.0)	(0.43)	—	(0.43)
Sale of Aquarion Charge	(111.4)	—	(111.4)	(0.30)	—	(0.30)
FERC ROE Refund Charge	(43.9)	—	(43.9)	(0.12)	—	(0.12)
Reported Earnings	$660.5	$903.5	$(243.0)	$1.75	$2.45	$(0.70)

Eversource Energy has approximately 377 million common shares outstanding and operates New England’s largest energy delivery system. It serves more than 4 million electric and natural gas customers in Connecticut, Massachusetts and New Hampshire.

CONTACT:

Rima Hyder (Investor Relations)

rima.hyder@eversource.com

(781) 441-8882

William Hinkle (Media Relations)

william.hinkle@eversource.com

(603) 634-2228

Note: Eversource Energy will webcast a conference call with senior management on July 31, 2026, beginning at 9 a.m. Eastern Time. The webcast and associated slides can be accessed through Eversource Energy’s website at www.eversource.com or directly on the Investor Relations website at investors.eversource.com.

1 All per-share amounts in this news release are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings discussion includes financial measures that are not recognized under generally accepted accounting principles (non-GAAP) referencing 2026 earnings and EPS excluding a charge on the sale of the Aquarion water distribution business, a charge associated with increasing the offshore wind contingent liability, and a charge related to the March 2026 FERC decision in the FERC base ROE complaints. EPS by business is also a non-GAAP financial measure and is calculated by dividing the Net Income Attributable to Common Shareholders of each business by the weighted average diluted Eversource Energy common shares outstanding for the period. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities of such business, but rather represent a direct interest in Eversource Energy’s assets and liabilities as a whole.

Eversource Energy uses these non-GAAP financial measures to evaluate and provide details of earnings results by business and to more fully compare and explain results without including these items. This information is among the primary indicators management uses as a basis for evaluating performance and planning and forecasting of future periods. Management believes the loss on the sale of the Aquarion water distribution business, the charge associated with increasing our offshore wind contingent liability, and the charge related to the March 2026 FERC decision in the FERC base ROE complaints are not indicative of Eversource Energy's ongoing costs and performance. Management views these charges as not directly related to the ongoing operations of the business and therefore not indicators of baseline operating performance. Due to the nature and significance of the effect of these items on Net Income Attributable to Common Shareholders and EPS, management believes that the non-GAAP presentation is a more meaningful representation of Eversource Energy's financial performance and provides additional and useful information to readers of this report in analyzing historical and future performance of the business. These non-GAAP financial measures should not be considered as alternatives to reported Net Income Attributable to Common Shareholders or EPS determined in accordance with GAAP as indicators of Eversource Energy's operating performance.

Eversource Energy does not provide a reconciliation of guidance from non-GAAP recurring earnings or non-GAAP recurring EPS to the most directly comparable GAAP measures because it is not able to predict with reasonable certainty the amount or nature of all items that will be included in Net Income Attributable to Common Shareholders or EPS for the year ending December 31, 2026. These items are uncertain, depend on many factors and could have a material impact on Net Income Attributable to Common Shareholders and EPS for the year ending December 31, 2026, and therefore cannot be made available without unreasonable effort.

Eversource Energy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of U. S. federal securities laws. Readers can generally identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “pending,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “would,” “should,” “could” and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause actual results or outcomes to differ materially from those contained in forward-looking statements, including, but not limited to cyber events or breaches, including acts of war or terrorism, affecting our systems or the systems of third parties on which we rely; unauthorized access to, and the misappropriation of, confidential and proprietary Company, customer, employee, financial or system operating information; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; changes in laws, regulations, Presidential executive orders or regulatory policy, including compliance with laws and regulations, which may impact the cost of compliance and strategic initiatives of the Company; adverse publicity, which can harm our reputation, influence legislative and regulatory bodies, and result in unfavorable outcomes; variability in the costs and final investment returns of the Revolution Wind and South Fork Wind offshore wind projects as it relates to the purchase price post-closing adjustment under the terms of the sale agreement for these projects; the ability to qualify for investment tax credits; extreme weather, including severe storms, due to the impacts of climate change, and fluctuations in weather patterns; physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric and natural gas distribution systems; ability or inability to commence and complete our major strategic development projects and opportunities; breakdown, failure of, or damage to operating equipment, information technology systems, or processes of our transmission and distribution systems; changes in levels or timing of capital expenditures, including unplanned expenditures and increased capital expenditure requirements; changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model; substandard performance of third-party suppliers and service providers, or counterparties not meeting their obligations; limits on our access to, or increases in, the cost of capital, including disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; changes in economic conditions, including impact on interest rates, tax policies, tariffs and customer demand and payment ability; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy’s reports filed with the Securities and Exchange Commission (SEC). They are updated as necessary and available on Eversource Energy’s website at investors.eversource.com and on the SEC’s website at www.sec.gov, and management encourages you to consult such disclosures.

All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.